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                                                                   Exhibit 24.1

                             ARTHUR ANDERSEN LLP
                            Boston, Massachusetts


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 8, 1995 included in Technical Communication Corporation's Form 10-K for the year ended September 30, 1995, and to all references to our Firm included in this Registration Statement.




May 15, 1996
Boston, Massachusetts                   /s/ Arthur Andersen LLP